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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-191075), Form S-8 (No. 333-173787), and Post-Effective Amendment on Form S-8 (No. 333-172691) of our reports dated February 28, 2017, relating to (1) the 2016 and 2015 consolidated financial statements and the financial statement schedules and the retrospective adjustments to the 2015 and 2014 consolidated financial statements of Universal American Corp. and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the definitive agreement between WellCare Health Plans, Inc. ("WellCare") and the Company under which WellCare will acquire the Company, as discussed in Note 1 to the consolidated financial statements (2) the effectiveness of the Company's internal control over financial reporting as of December 31, 2016, appearing in this Annual Report on Form 10-K of Universal American Corp. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP
New York, New York
February 28, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm